UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2006

Anika Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	000-21326	04-3145961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 New Boston Street, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 932-6616

No Change Since Last Report

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Board of Directors Matters

In connection with his appointment to the Board of Directors of Anika Therapeutics, Inc. (the “Company”) as described under Item 5.02 below, Raymond J. Land was awarded a stock appreciation right on January 24, 2006.  The stock appreciation right was awarded under the Company’s 2003 Stock Option and Incentive Plan.  The stock appreciation right covers 4,500 shares of common stock of the Company and will be settled only in shares of the Company’s common stock at an exercise price of $10.50 per share, which was equal to the fair market value of a share of the Company’s stock on January 24, 2006.  The stock appreciation right vests and becomes exercisable in four equal yearly installments beginning on January 24, 2007, and terminates on the tenth anniversary of the date of grant, unless earlier terminated as a result of termination of service.

In connection with Samuel F. McKay’s resignation from the Board of Directors of the Company as described under Item 5.02 below, effective as of January 24, 2006, the Company extended the exercise period for Mr. McKay’s option to purchase 1,275 shares of the Company’s common stock until April 25, 2015.  Mr. McKay’s stock option was originally granted on April 25, 2005.

It is the general policy of the Board of Directors that compensation for non-employee directors should be comprised of a mix of cash and equity-based compensation.  On January 26, 2006, the Nominating Committee recommended, and the Board of Directors approved, that for fiscal 2006, the cash portion of the directors fee paid to non-employee directors continue as an aggregate fee of $20,000 and an additional $10,000 in cash for the Lead Director (for a total compensation of $30,000 in cash for the Lead Director).  Based on the recommendation of the Nominating Committee, the Board of Directors also approved that non-employee directors be awarded in fiscal 2006 such number of stock appreciation rights as have a value of approximately $10,000 based on a Black-Scholes analysis as of the close of business on the date of grant and a ten year term.  In addition, each non-employee director is entitled to be paid $1,000 for each regular Board of Directors meeting or committee meeting attended in person or telephonically and $500 for each special Board of Directors meeting or committee meeting attended in person or telephonically.  All non-employee directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committees thereof.  Directors serving on committees of the Board of Directors receive no additional compensation for attending any committee meeting held in connection with a meeting of the Board of Directors.

On January 26, 2006, the Board of Directors of the Company, based on the recommendation of the Nominating Committee, awarded the following stock appreciation rights to the following directors of the Company:

Stock Appreciation Rights Awarded
Joseph L. Bower	1,770
Eugene A. Davidson	1,770
Raymond J. Land	1,770
Harvey S. Sadow	1,770
Steven E. Wheeler	1,770

The stock appreciation rights awarded to the directors above vest immediately and will be settled only in shares of the Company’s common stock at an exercise price of $10.51 per share, which was equal to the fair market value of a share of the Company’s stock on January 26, 2006, and are for a 10-year term.

Executive Compensation Matters

On January 26, 2006, the Board of Directors and the Compensation Committee of the Board of Directors of the Company increased the annual salary of the Company’s executive officers, awarded stock appreciation rights to the executive officers and exercised its discretion to approve cash bonus payments in respect of services rendered by the executive officers during 2005 in the following amounts set forth below opposite the name of such officer as follows:

	2006 Base Salary	Salary Increase from 2005 Effective for 2006	Cash Bonus for 2005	Stock Appreciation Rights Awarded
Charles Sherwood	$400,000	$25,000	$187,500	49,000
Frank Luppino	$203,563	$7,263	$45,000	13,000
Kevin Quinlan	$224,070	$4,070	$27,500	6,500
Carol Toth	$233,325	$8,325	$51,750	13,000
Peter Litman	$232,000	$2,000	$9,583	0

                The stock appreciation rights awarded to the executive officers above become exercisable in four equal yearly installments beginning on January 26, 2007, and terminate on the tenth anniversary of the date of grant, unless earlier terminated as a result of termination of service.  The stock appreciation rights awarded to the executive officers will be settled only in shares of the Company’s common stock at an exercise price of $10.51 per share, which was equal to the fair market value of a share of the Company’s stock on January 26, 2006.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 24, 2006, Samuel F. McKay, a Class II director of the Company, resigned from the Board of Directors of the Company effective as of January 24, 2006.  Mr. McKay cited the desire to devote more time to other business and personal commitments as the reasons for his decision.  Mr. McKay did not resign from the Board of Directors because of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

                Mr. McKay served as a valued member of the Board of Directors of the Company since joining the Company’s Board of Directors in 1995.  Mr. McKay served on the Compensation Committee and Nominating Committee and as Chairperson of the Audit Committee of the Board of Directors.

On January 24, 2006, Raymond J. Land was appointed as a Class II director of the Company.  Mr. Land was appointed as Chairperson of the Audit Committee of the Board of Directors of the Company.  For his services as a director of the Company, Mr. Land will be compensated consistent with the Company’s current compensation arrangements for its non-employee directors.  There are no arrangements or understandings between Mr. Land and any other persons pursuant to which he has been appointed to the Company’s Board of Directors.  Neither Mr. Land nor any member of his immediate family or any corporation, partnership or other business entity affiliated with Mr. Land or any such immediate family member has entered into or proposes to enter into any transaction or series of transactions with the Company or any of its subsidiaries.

A copy of the press release issued by the Company on January 25, 2006 announcing Mr. McKay’s resignation from the Board of Directors of the Company and the election of Mr. Land to the Board of Directors of the Company is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Anika Therapeutics, Inc. on January 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANIKA THERAPEUTICS, INC.

January 30, 2006	By:	/s/ Kevin W. Quinlan
Kevin W. Quinlan
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Anika Therapeutics, Inc. on January 25, 2006